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                                                                 EXHIBIT 23.6


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), on Form S-4 (333-1928) of U.S. Office Products Company of our report dated November 10, 1995, except for Notes 10 and 11 as to which the date is July 11, 1996 relating to the financial statement of International Interiors, Inc., which appears in the Current Report.


/s/ Petherbridge, Davis & Company, P.A.

Petherbridge, Davis & Company, P.A.
Jacksonville, Florida
July 15, 1996